FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                  July 8, 1996


                            GERMAN AMERICAN BANCORP
               (Exact name of registrant as specified in charter)




    Indiana                         0-11244                       35-1547518
  (State or other             (Commission File Number)          (IRS Employer
   jurisdiction of                                               Identification
   incorporation)                                                   Number)




                    711 Main Street, Jasper, Indiana  47546
                    (Address of Principal Executive Offices)



                                 (812) 482-1314
              (Registrant's telephone number, including area code)




                                       NA
         (Former Name and Former Address, if changed since last report)









ITEM 5. OTHER EVENTS


German American Bancorp (the `Registrant'') has entered into an agreement with Peoples Bancorp of Washington, Washington, Indiana providing for the merger of Peoples Bancorp with German American Bancorp. Peoples Bancorp owns all of the outstanding stock of Peoples National Bank and Trust Company, Washington, Indiana.

Under the terms of the Agreement, German American Bancorp will issue between 586,111 shares and 659,375 shares to Peoples shareholders, depending upon German American's average common stock price during a period prior to the date of the merger closing. The proposed merger is subject to the approval of the shareholders of Peoples as well as bank regulatory approvals and other conditions. The parties contemplate that the merger will be effective at year end 1996 or in early 1997. The acquisition is described more fully in the press release dated July 8, 1996 attached hereto as Exhibit 99 and incorporated by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (c)              Exhibits



Exhibit No.                 Description

    99              Press release issued by the Registrant
                    on July 8, 1996





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  July 15, 1996               German American Bancorp


                                   By:/s/John M. Gutgsell
                                   Vice President/Controller